N. Y. S. DEPARTMENT OF STATE
DIVISION OF CORPORATIONS AND STATE RECORDS

ALBANY, NY 12231-0001

FILING RECEIPT

ENTITY NAME: THE3RDBEVCO INC.

DOCUMENT TYPE: AMENDMENT (DOMESTIC BUSINESS)
NAME

COUNTY: SUFF

FILED:01/24/2020 DURATION:********* CASH#:200124000614 FILM #:200124000575

FILER:

HUBCO INCORPORATION SERVICES
238 WEST JERICHO TPKE

HUNTINGTON STATION, NY 11746

ADDRESS FOR PROCESS:

REGISTERED AGENT:

SERVICE COMPANY: HUBCO

SERVICE CODE: 29

FEES	85.00	PAYMENTS	85.00
FILING	60.00	CASH	0.00
TAX	0.00	CHECK	0.00
CERT	0.00	CHARGE	0.00
COPIES	0.00	DRAWDOWN	85.00
HANDLING	25.00	OPAL	0.00
		REFUND	0.00

122767

DOS-1025 (04/2007)

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF

Laid Beverages Inc.

Under Section 805 of the Business Corporation Law

HUBCO #29
DRAWDOWN

FILER:
Hubco Incorporation Services
238 West Jericho Turnpike
Huntington Station, NY 11746

Customer Reference #
122767

New York State Department of State
Division of Corporations, State Records and Uniform Commercial Code
One Commerce Plaza, 99 Washington Avenue
Albany, NY 12231
www.dos.state.ny.us

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF

Laid Beverages Inc.

(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is:

Laid Beverages Inc.

If the name of the corporation has been changed, the name under which it was formed is:

SECOND: The date of filing of the certificate of incorporation with the Department of State is:

10/02/2019

THIRD: The amendment effected by this certificate of amendment is as follows:

(Set forth each amendment in a separate paragraph providing the subject matter and full text of each amended paragraph. For example, an amendment changing the name of the corporation would read as follows: Paragraph *First* of the Certificate of Incorporation relating to *the corporation name* is hereby amended to read as follows: *First: The name of the corporation is ... (new name) ...*)

Paragraph 1 of the Certificate of Incorporation relating to :

CORPORATION NAME

is hereby amended to read in its entirety as follows:

1) The name of the corporation is:
The3rdBevco Inc.

Paragraph _________ of the Certificate of Incorporation relating to:

is hereby amended to read in its entirety as follows:

Paragraph _________ of the Certificate of Incorporation relating to:

is hereby amended to read in its entirety as follows:

FOURTH: The certificate of amendment was authorized by: *(Check the appropriate box)*

☑ The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

☐ The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

/S/ Peter Scalise III
(Signature)

Peter Scalise III
(Name of Signer)

President
(Title of Signer)